UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 20, 2024

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2024, Ambarella Corporation (the “Subsidiary”), a wholly-owned subsidiary of Ambarella, Inc. (the “Company”), entered into a Lease Agreement (the “Lease”) with The Quad Santa Clara, LLC (“Landlord”), pursuant to which the Subsidiary will lease from Landlord approximately 57,871 rentable square feet of office space (the “Facility”) located at 3001 Tasman Drive, Santa Clara, California. The Facility will serve as the new executive offices of the Company. The Lease has an initial term of 104 months, commencing upon the completion of certain improvements to the Facility, which are anticipated to be completed by September 1, 2025, subject to the Subsidiary’s option to renew for five additional years. The Subsidiary’s monthly basic rent obligation for the Facility initially will be $144,677.50, increasing annually to $183,273.13 in 2033. The Subsidiary will provide an initial security deposit of $434,033, subject to reduction to $183,273 beginning in 2028 based upon the achievement of certain financial metrics. The Subsidiary is also obligated to pay its proportionate share of certain expenses associated with the maintenance, repair and operation of the Facility. The foregoing description is qualified in its entirety by reference to the Lease, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending January 31, 2025.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2024	Ambarella, Inc.

/s/ Michael Morehead
General Counsel